EXHIBIT 99.3

LOGICVISION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

          The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2004 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2003 and nine months ended September 30, 2004 combine the historical LogicVision, Inc. (“LogicVision” or the “Company”) and SiVerion, Inc. (“SiVerion”) balance sheets and statements of operations as if the acquisition of SiVerion, which occurred on November 5, 2004, had been completed on  September 30, 2004 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Balance Sheet and on January 1, 2003 for purposes of the presentation of the Unaudited Pro Forma Condensed Combined Statements of Operations. The Unaudited Pro Forma Condensed Combined Balance Sheet combines LogicVision’s consolidated balance sheet as of September 30, 2004 with SiVerion’s balance sheet as of August 31, 2004. The Unaudited Pro Forma Condensed Combined Statement of Operations combine the results of operations of LogicVision and SiVerion for the year ended December 31, 2003 and October 31, 2003, respectively and the nine months ended September 30, 2004 and July 31, 2004, respectively.  The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with the financial statements including the notes to these statements of LogicVision included in LogicVision’s Annual Report on Form 10-K for the year ended December 31, 2003 and the historical financial statements of SiVerion included in Exhibit 99.2 of this Current Report on Form 8-K/A.

          The total purchase price of the SiVerion acquisition is estimated to be approximately $7.7 million and has been accounted for as a purchase business combination under Statement of Financial Accounting Standards 141, “Business Combinations.”  The preliminary purchase price has been allocated to the tangible and identifiable intangible assets acquired on the basis of the estimated fair values on the acquisition date.  LogicVision acquired all of the outstanding common and preferred stock of SiVerion in exchange for initial consideration of $4.8 million, which consisted of 2 million shares of LogicVision common stock valued at $1.69 per share and $1.4 million in cash, and paid $0.6 million to certain debtholders.  In addition to the initial merger consideration, LogicVision has agreed to pay contingent consideration of up to $2 million, if the average closing price of the Company’s common stock for the ten trading days immediately prior to November 5, 2006 is less than $3.00 per share.  LogicVision did not assume any stock options or warrants.   LogicVision has also incurred an estimated $300,000 for transaction costs.

          The pro forma adjustments reflecting the consummation of the SiVerion acquisition are prepared on a basis that the transaction was a purchase business combination, and are based on available financial information, certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements.  The preliminary valuation resulted in the allocation of $640,000 to developed technology intangible asset and $177,000 to the non-compete agreements, which will be amortized over their estimated economic lives of three years and two years, respectively.  The final purchase price allocation will be based on the closing date (November 5, 2004) balance sheet of SiVerion and will also be subject to adjustment for payments of contingent consideration in future periods.  Until these matters are completed, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of LogicVision and SiVerion.

          The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of SiVerion had occurred on the dates indicated in these pro forma condensed combined financial statements nor does this information purport to project the Company’s results or financial position for any future periods.

LOGICVISION, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands, except share and per share data)

	Historical LogicVision, Inc. September 30, 2004	Historical SiVerion, Inc. August 31, 2004	Pro-forma adjustments		Pro-forma combined

ASSETS
Current Assets:
Cash and cash equivalents	$7,539	$113	$(2,300)	A
			(113)	B	$5,239
Short-term investments	12,818				12,818
Accounts receivable, net	2,560	11	(11)	B	2,560
Prepaid expenses and other current assets	1,321				1,321

Total current assets	24,238	124	(2,424)		21,938
Property and equipment, net	986	21	(4)	B	1,003
Marketable securities	7,365				7,365
Other long-term assets, net	2,007	10	(10)	B	2,007
Intangible assets			817	C	817
Goodwill			6,846	C	6,846

Total assets	$34,596	$155	$5,225		$39,976

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,360	$52	$(52)	B	$2,360
Accrued liabilities	2,238				2,238
Deferred revenue	5,496				5,496

Total current liabilities	10,094	52	(52)		10,094
Non-current deferred revenue	2,818				2,818

Total liabilities	12,912	52	(52)		12,912

Redeemable convertible preferred stock	—	3,250	(3,250)	E	—

Stockholders’ Equity (Deficit):
Common stock	2	5	2	A
			(5)	E	4
Additional paid-in capital	98,315	73	3,378	A
			(73)	E
			2,000	D	103,693
Deferred stock-based compensation	(10)				(10)
Accumulated other comprehensive income	108				108
Accumulated deficit	(76,731)	(3,225)	3,225	E	(76,731)

Total stockholders’ equity (deficit)	21,684	(3,147)	8,527		27,064

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$34,596	$155	$5,225		$39,976

LOGICVISION, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Historical LogicVision, Inc. Year Ended December 31, 2003	Historical SiVerion, Inc. Year Ended October 31, 2003	Pro-forma adjustments		Pro-forma combined

Revenues:
License	$4,740	$53			$4,793
Service	3,987	13			4,000
Product	275				275

Total revenues	9,002	66	—		9,068

Cost of revenues:
License	186				186
Service	2,480				2,480
Product	100				100

Total cost of revenues	2,766	—	—		2,766

Gross profit	6,236	66	—		6,302

Operating expenses:
Research and development	4,971	443	213	F	5,627
Sales and marketing	9,556	440	44	F	10,040
General and administrative	4,279	532	44	F	4,855

Total operating expenses	18,806	1,415	301		20,522

Loss from operations	(12,570)	(1,349)	(301)		(14,220)
Interest and other income, net	644	6	(43)	G	607

Loss before provision for income taxes	(11,926)	(1,343)	(344)		(13,613)
Provision for income taxes	89				89

Net loss	$(12,015)	$(1,343)	$(344)		$(13,702)

Net loss per common share, basic and diluted	$(0.78)				$(0.78)

Weighted average number of shares outstanding, basic and diluted	15,495		2,000		17,495

LOGICVISION, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(in thousands, except share and per share data)

	Historical LogicVision, Inc. Nine Months Ended September 30, 2004	SiVerion, Inc. Nine Months Ended July 31, 2004	Pro-forma adjustments		Pro-forma combined

Revenues:
License	$4,111	$39			$4,150
Service	2,977	25			3,002
Product	278				278

Total revenues	7,366	64	—		7,430

Cost of revenues:
License	136				136
Service	1,977				1,977
Product	266				266

Total cost of revenues	2,379	—	—		2,379

Gross profit	4,987	64	—		5,051

Operating expenses:
Research and development	3,659	307	160	F	4,126
Sales and marketing	4,368	338	33	F	4,739
General and administrative	3,366	387	33	F	3,786

Total operating expenses	11,393	1,032	226		12,651

Loss from operations	(6,406)	(968)	(226)		(7,600)
Interest and other income, net	324	2	(26)	G	300

Loss before provision for income taxes	(6,082)	(966)	(252)		(7,300)
Provision for income taxes	36				36

Net loss	$(6,118)	$(966)	$(252)		$(7,336)

Net loss per common share, basic and diluted	$(0.38)				$(0.41)

Weighted average number of shares outstanding, basic and diluted	15,990		2,000		17,990

LOGICVISION, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Purchase Price Allocation

          LogicVision allocated the purchase price of $7.4 million and $300,000 of estimated legal, other professional expenses and other costs directly associated with the acquisition to the fair values of the assets acquired. The preliminary fair value of the developed technology and non-compete agreement were determined by management.  A summary of the purchase price allocation and the amortization periods of the intangible assets acquired is as follows (in thousands):

Amount Allocated

Allocation of purchase price:
Net tangible assets acquired	$17
Intangible assets acquired:
Developed technology	640
Non-compete agreement	177
Goodwill	6,846

Total purchase price	$7,680

          The value assigned to developed technology was based upon future discounted cash flows related to the developed technology’s projected income streams using a discount rate of 26%. The Company believes this rate is appropriate given the business risks inherent in marketing and selling this technology.  Factors considered in estimating the discounted cash flows to be derived from the developed technology included risks related to the characteristics and applications of the technology, existing and future markets and an assessment of the age of the technology within its life span.

          Developed technology and non-compete intangible assets totaling $817,000 will be amortized over their estimated economic lives of three and two years, respectively. The estimated future amortization expense related to the developed technology and non-compete intangible assets is as follows (in thousands):

Year ending December 31,	Estimated Amortization Expense

2004	$50
2005	302
2006	287
2007	178

$817

          The preliminary purchase price allocation for SiVerion is subject to revision as more detailed analysis is completed and additional information on the fair values of SiVerion’s assets and liabilities as of the closing date become available. Any change in the fair value of the net assets of SiVerion will change the amount of the purchase price allocable to identified intangible assets. Final accounting adjustments may therefore differ materially from the pro forma adjustments.

2. Pro Forma Adjustments:

          Certain reclassifications have been made to conform SiVerion’s historical amounts to LogicVision’s financial statement presentation.  The accompanying unaudited condensed combined pro forma financial statements have been prepared to reflect the acquisition of SiVerion by LogicVision for an aggregate purchase price of $7.7 million as if the acquisition was completed on September 30, 2004 for Balance Sheet purposes and as of January 1, 2003 for Statements of Operations purposes and reflect the following pro forma adjustments:

          (A) To record cash paid of $2 million, the issuance of 2 million shares of LogicVision common stock valued at $1.69 per share to acquire SiVerion, and estimated transaction costs of $300,000 incurred in connection with the acquisition. See also (D) for additional cash consideration.

          (B) To record the settlement of certain assets and liabilities by SiVerion prior to the closing, as required by the Agreement and Plan of Merger.

          (C) To allocate the purchase consideration to finite lived intangible assets and the excess of the purchase consideration over the fair value of assets acquired to goodwill.

          (D) To record contingent cash consideration of $2 million.

          (E) To reflect the elimination of the redeemable convertible preferred stock and the stockholders’ equity accounts of SiVerion.

          (F) To record amortization of finite lived intangible assets associated with the acquisition of SiVerion.

          (G) To record a reduction in interest income earned due to cash consideration paid in connection with the acquisition.